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                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               ----------------

                         SANTA FE PACIFIC CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         SANTA FE PACIFIC CORPORATION
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                               ----------------

Payment of Filing Fee (Check the appropriate box):(/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
  2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
  4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

(/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

(/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, would have been converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ratio of 0.27).

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: ..........
  2) Form, Schedule or Registration
     Statement No.: ...................
  3) Filing Party: ....................
  3) Date Filed: ......................

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                  [LOGO OF VANGUARD FIDUCIARY TRUST COMPANY]

January 16, 1995

RE: Voting Instructions for Participants of:
 .The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees; and .The Atchison, Topeka and Santa Fe Railway Company - Brotherhood of Locomotive
    Engineers 401(k) Retirement Plan (the "Plans")

Dear Retirement Plan Participant:

         REVISED SANTA FE PACIFIC/BURLINGTON NORTHERN MERGER PROPOSAL
         ------------------------------------------------------------

     Please find enclosed a Confidential Voting Instruction Card and other information related to the recently revised proposed merger of Santa Fe Pacific Corporation and Burlington Northern Inc. As a participant who holds shares of common stock of Santa Fe Pacific Corporation in your Plan account, you may provide Vanguard, the trustee for the Plans, with instructions on how to vote your Plan shares in response to the proposed merger.

                     PROVIDING VANGUARD WITH INSTRUCTIONS
                     ------------------------------------

     You are encouraged to provide Vanguard with your voting instructions on the revised merger proposal by completing and returning the enclosed Confidential Voting Instruction Card as soon as possible. To provide Vanguard with your voting instructions, please complete, sign and date the enclosed Card and return the Card in the enclosed postage-paid reply envelope before the "Plan Deadline." You may also fax a completed and signed Card to Vanguard's attention at
(908) 417-2709 or (908) 417-2916. If you fax your response, please be sure to fax both the front and back sides of your Instruction Card.

     PLAN DEADLINE: The Plan Deadline for providing Vanguard with your voting instructions is 5:00 p.m. Eastern Time on Thursday, February 2, 1995. If the shareholder meeting date (which is currently scheduled for February 7, 1995) is extended, the deadline for providing Vanguard with your voting instructions will automatically be extended to 5:00 p.m. Eastern Time three days prior to the new meeting date.

                    EFFECT OF PREVIOUS MERGER INSTRUCTIONS
                    --------------------------------------

     You may have previously received information on the merger from Vanguard and provided Vanguard with your voting instructions on the merger at that time. You should be aware that previous merger voting instructions you may have provided to Vanguard will be


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considered instructions on this revised merger proposal and will be followed by Vanguard unless you submit a new Voting Instruction Card changing your previous instructions. A properly completed Confidential Voting Instruction Card with a later date received by Vanguard entirely cancels any earlier instructions and substitutes new instructions to Vanguard.

     As explained on the enclosed Instruction Card, the terms of the Plan provide that if you do not provide Vanguard with timely instructions, Vanguard will vote your shares in the same proportion to the shares for which Vanguard receives instructions. As such, if you do not provide voting instructions, Vanguard will generally vote a portion of your shares in favor of the merger, and a portion of your shares against the merger.

     If you have any questions about the procedures for instructing Vanguard, please call Vanguard Participant Services at (800) 523-1188. If you have questions about the merger proposal itself, please call MacKenzie Partners, the information agent for the merger, at (800) 322-2885 or D.F. King & Company, Inc., the other information agent, at (800) 697-6974.

                                       Sincerely,
                                       Vanguard Fiduciary Trust Company


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